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                                    FORM 8-K

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2007

                                O.I. CORPORATION
             (Exact name of registrant as specified in its charter)

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
          Oklahoma                        0-6511                 73-0728053
(State or other jurisdiction     (Commission File Number)       (IRS Employer
      of incorporation)                                      Identification No.)

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
151 Graham Road, P.O. Box 9010, College Station, Texas                77842-9010
       (Address of principal executive offices)                       (Zip Code)

Registrant's telephone number, including area code: (979) 690-1711

________________________________________________________________________________
          (Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registration under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     O.I. Corporation, an Oklahoma corporation (the "Company"), entered into an employment offer letter (the "Employment Offer Letter") with J. Bruce Lancaster dated January 4, 2007, pursuant to which Mr. Lancaster shall serve as the Company's Vice President and Chief Financial Officer. The terms of the Employment Offer Letter are summarized below. Mr. Lancaster's employment with the Company pursuant to the terms of the Employment Offer Letter began on January 8, 2007.

     Mr. Lancaster's duties include the supervision and control over, and responsibility for, such management and operational functions of the Company as are currently assigned to the position of Vice President and Chief Financial Officer, as well as such other powers and duties as may be prescribed by the Company's Board of Directors or Chief Executive Officer. It is anticipated that Mr. Lancaster will also serve as the Company's Secretary.

     Mr. Lancaster will receive a salary of $174,000 annually and will be eligible to participate in the Company's bonus program, administered by the Compensation Committee of the Board of Directors. Mr. Lancaster's target bonus will be 50% of his annual salary, with a maximum bonus equal to 150% of his annual salary. Upon commencement of Mr. Lancaster's employment with the Company, Company management will recommend to the Compensation Committee that Mr. Lancaster be granted a stock option for 20,000 shares of the Company's common stock under the Company's 2003 Incentive Compensation Plan.

     If the Company terminates Mr. Lancaster's employment other than for cause, the Company must continue to pay Mr. Lancaster his then-current salary for a period of twelve months following termination, and must continue to provide health and other benefits for the same period. If Mr. Lancaster experiences a material adverse change in his compensation, duties or responsibilities as a result of a change in control of the Company, the Company will be obligated to provide salary and benefits as described in this paragraph for a period of 18 months after he terminates his employment due to such material adverse change (which termination must occur within 12 months following such change in control).

     The Employment Offer Letter is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

     The Company has appointed J. Bruce Lancaster, 51, as its Chief Financial Officer, effective as of January 8, 2007. Mr. Lancaster shall serve as the Company's principal financial officer and principal accounting officer.

     Prior to his employment with the Company, since 1998 Mr. Lancaster served in various capacities, including as Executive Vice President, Chief Financial Officer and a member of the Board of Directors, with Boss Holdings Inc., a publicly-traded company with operations in the

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work gloves and protective wear, promotional products and pet supplies industries. Mr. Lancaster holds a B.B.A. and a M.B.A. from Texas A&M University and is a certified public accountant.

     The Company has entered into an Employment Offer Letter with Mr. Lancaster which is filed as Exhibit 10.1 hereto. The terms of the Employment Offer Letter are described in Item 1.01 above.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(D) EXHIBITS

10.1 Employment Offer Letter dated January 4, 2007 by and between the Registrant and Mr. Lancaster.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        O.I. CORPORATION

                                        Date: January 12, 2007


                                        By: /s/ William W. Botts
                                            ------------------------------------
                                        Name: William W. Botts
                                        Title: President/CEO

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                                  EXHIBIT INDEX

10.1 Employment Offer Letter dated January 4, 2007 by and between the Registrant and Mr. Lancaster.